Exhibit 99.1

Outdoor Holding Company Reaches Settlement with Digital Cash Processing

Atlanta, GA., February 23, 2026 (GLOBE NEWSWIRE) — Outdoor Holding Company (Nasdaq: POWW, POWWP) (“OHC,” “we,” “us,” “our” or the “Company”), the owner of GunBroker.com, the largest online marketplace for firearms, hunting and related products, today announced that it has entered into a settlement agreement with Innovative Computer Professionals, Inc., d/b/a Digital Cash Processing (“DCP”), resolving the previously disclosed litigation pending in the United States District Court for the District of Minnesota.

Under the terms of the agreement, the Company agreed to pay $4.4 million in full and final settlement of the matter. Upon payment, the parties will file a dismissal with prejudice. The agreement includes customary mutual releases, but does not release certain non-affiliate third-party contractors. The settlement does not constitute an admission of liability or wrongdoing by the Company or its subsidiary.

After careful evaluation, the Board of Directors determined that resolving the matter at this stage eliminates ongoing uncertainty and substantial future legal costs. While the Company was prepared to continue defending the case, further litigation would have required significant time, expense, and executive attention. By bringing the matter to a close, the Company eliminates uncertainty and allows its leadership team to devote its full focus to operational execution, strategic initiatives, and long-term value creation.

“We have spent a lot of time, energy, and effort resolving legacy disputes, which has been a distraction from our core mission,” said Steve Urvan, the Company’s Chairman and CEO. “While we were prepared to vigorously defend these claims through trial, removing the distraction and uncertainty and ending the substantial associated legal expense is in the Company’s best interest. Reaching this resolution allows us to dedicate our time and resources to areas that improve shareholder value: streamlining operations, reducing transaction friction, strategic innovation, and growth.

The Company expects to record a one-time charge of approximately $4.4 million in the current quarter, the impact of which will be partially offset by a reduction in budgeted operational legal expense over the next several years. The settlement is not expected to have a material impact on the Company’s liquidity, capital resources, or ongoing operations.

Outdoor Holding Company remains committed to disciplined capital allocation, operational rigor, and expanding its leadership position in its core markets to enhance marketplace performance and improve shareholder returns.

About Outdoor Holding Company

Outdoor Holding Company is the publicly traded parent and operator of GunBroker.com, the largest online marketplace dedicated to firearms, hunting, shooting and related products. Third-party sellers list items on the site and federal and state laws govern the sale of firearms and other restricted items. Ownership policies and regulations are followed by using licensed firearms dealers as transfer agents. Launched in 1999, the GunBroker.com website is an informative, secure and safe way to buy and sell firearms, ammunition, shooting accessories and outdoor gear online. GunBroker promotes responsible ownership of firearms. For more information, visit: www.gunbroker.com.

Cautionary Statement Concerning Forward-Looking Statements

Statements contained in this press release that are not historical are considered “forward-looking statements” within the meaning of the federal securities laws and are presented pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “target,” “believe,” “expect,” “will,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, among others, statements about the Company’s settlement and its impact on the Company’s liquidity, capital resources, or ongoing operations, the business strategy, plans, objectives, expectations and intentions, and other statements that are not historical facts. Instead, they are based only on Company management’s current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Important factors that could cause actual results to differ materially from those described in forward-looking statements include, but are not limited to, the Company’s ability to maintain and expand its e-commerce business, the Company’s ability to introduce new features on its e-commerce platform that match consumer preferences, the Company’s ability to retain and grow its customer base, the impact of lawsuits, including securities class action lawsuits, stockholder derivative suits and enforcement actions by regulatory authorities, the impact of adverse economic market conditions, including from social and political factors, and the occurrence of any other event, change or other circumstances that could give rise to impacts on operating results. Therefore, investors should not rely on any of these forward-looking statements and should review the risks and uncertainties described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2025, filed with the Securities and Exchange Commission (“SEC”) on June 16, 2025, and additional disclosures the Company makes in its other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and except as provided by law, the Company expressly disclaims any obligation or undertaking to any updated forward-looking statements.

Contacts

For investors:

Darrow Associates

Phone: (917) 886-9071

IR@outdoorholding.com

Source: Outdoor Holding Company